Exhibit 10.18
February 18, 2025

Re: Executive Transition Agreement

Dear Mr. Shanmugasundaram,

Angi Inc. (the “Company”) and you have voluntarily agreed to enter into this Agreement, which sets forth the complete understanding regarding the cessation of your service as Chief Technology Officer, your provision of transition services until your Separation Date, and the commitments and obligations arising out of the termination of the employment relationship between you and Company. Company accepts your decision to no longer serve as the Company’s Chief Technology Officer as of March 31, 2025. In consideration of the mutual promises contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are acknowledged, you and the Company (each, a “party” and together, the “parties”) hereby agree to this Transition Agreement (the “Agreement”) as follows:

1.Parties desire your duties be transitioned in an orderly fashion to others. From the Effective Date until the Separation Date, you will perform such executive level duties consistent with your experience, subject to compliance with applicable law and your fiduciary duties, as the Company may reasonably request of you. You shall devote your reasonable best efforts and continue to devote your full business time and attention to the performance of duties for Company. As part of your continuing duties, you agree to:
(a)successfully transition the Engineering and Technology leadership responsibilities to an identified successor;
(b)work with the CEO to smoothly transition your business relationships and contacts to relevant Company employees, as directed by the CEO; and
(c)attend meetings as directed by the CEO and keep any and all discussions at such meetings confidential.
2.During the Term (as defined in paragraph 3 below), you shall continue to be compensated at your current base salary level and you will be entitled to continue to participate, subject to and in accordance with applicable eligibility requirements, in employee benefit plans, programs and policies of Company applicable to Company’s employees generally or to its executive officers, including without limitation vacation and sick time, reimbursement of business expenses and fringe benefits, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, programs and arrangements. During the Term, you will continue to vest in your outstanding equity awards as scheduled. You shall be eligible to receive a discretionary annual bonus of $210,000.00 for your services during calendar year 2024. The bonus shall be paid in a single lump sum, such payment to be made no later than March 15, 2025. You will not be eligible for an annual bonus with respect to Company’s 2025 fiscal year or any additional equity awards.

3.Company agrees to continue to employ you, and you agree to remain in employment with Company, from the Effective Date until March 31, 2025 (the “Separation Date”) (or such earlier time contemplated by Section 5 below) (the “Term”).

Exhibit 10.18

4.Following the Separation Date and unless otherwise provided in Section 5 of this Agreement, you shall receive: 1) continuing payment of your base salary (less applicable tax withholdings) in equal biweekly installments (or, if different, in accordance with the Company’s payroll practice as in effect from time to time) until March 31, 2026; 2) 200,000 RSUs will accelerate and vest from your March 1, 2023 award and 187,500 RSUs will accelerate and vest from your March 1, 2024 award and be released from transfer restrictions as soon as practicable following the effectiveness of the release in Section 6 below; and 3) If you timely and properly elect COBRA continuation coverage under the Company group health plan for you and your eligible dependents, the Company will reimburse you for the cost of such COBRA continuation coverage until the earliest of: (i) the date the Employee becomes eligible for coverage under another employer’s health plan; or (ii) twelve months from the Separation Date (collectively the “Separation Benefits”); provided that the Separation Benefits, are subject to your compliance with all the terms of this Agreement (including, without limitation, the release requirements described in Section 6 below) and are in lieu of, not in addition to, severance benefits under any other Company arrangement.
5.During the Term, your employment may be terminated by Company for Cause (as defined in the Employment Agreement between you and Company dated March 21, 2021 (the “Employment Agreement”)) (including, for avoidance of doubt, material breach of this Agreement). In the event of a valid termination of your employment for Cause, your sole entitlement will be the payment of your base salary through your date of termination, reimbursement of business expenses) and any accrued rights under the terms and conditions of the Company’s employee benefit plans. Similarly, if you resign from employment with Company for any reason, terminate by reason of your death, or terminate due to Disability (as defined in the Employment Agreement) prior to the Separation Date, such resignation will be deemed a resignation without Good Reason for all purposes and your sole entitlement will then be the payment of your base salary and any valid claims under the Company’s plan through your date of termination
6.The Separation Benefits are expressly conditioned on your execution and delivery to Company of the release attached hereto as Exhibit A following the Separation Date.

7.You agree that in executing this Agreement, you do not rely and have not relied on any document, representation, or statement, whether written or oral, other than those specifically set forth in this Agreement.

8.This Agreement constitutes the entire agreement between the parties and, as of the Effective Date, terminates and supersedes any and all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter of this Agreement, except Section 3(d) - Subsection Entitled Section 280G; Parachute Payments of the Employment Agreement, Section 1(e) of the Employment Agreement, Section 2 of the Employment Agreement, and Section 10 of the Employment Agreement remain in full force and effect and are not superseded by this Agreement. You acknowledge and hereby reaffirm your obligations set forth in the post-employment covenants contained in Section 2 of the Employment Agreement. Nothing in this Agreement or in the referenced attachment shall be construed to limit any disclosure to any government officials or agencies or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.

Exhibit 10.18
9.This letter agreement will be governed by the laws of the State of New York, without regard to conflicts of laws principles. This letter agreement may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered by electronic image transmission shall be binding to the same extent as an original signature page.

[Signature page follows.]

If the foregoing terms are acceptable to you, please indicate your agreement by signing this letter agreement in the space provided below and returning it to the undersigned at your earliest convenience.

Regards,

/s/ Jeffrey W. Kip
Jeffrey W. Kip
Chief Executive Officer
Angi Inc.

ACKNOWLEDGED AND AGREED AS OF FEBRUARY 18, 2025 (THE “EFFECTIVE DATE”):

/s/ Kulesh Shanmugasundaram
Kulesh Shanmugasundaram

Exhibit 10.18
EXHIBIT A

FORM OF SEPARATION AGREEMENT AND FULL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (“Agreement”), dated as of
, 2025, is between Kulesh Shanmugasundaram (referred to herein as “Employee”) and Angi Inc. (referred to herein as “Employer”) (referred to collectively throughout as “parties”). The parties have agreed that Employee will separate Employee’s employment from Employer, as provided in this Agreement and, in connection with such separation of employment, Employer has agreed to provide Employee with certain benefits to which Employee would not otherwise be entitled absent Employee’s execution of this Agreement. In consideration of the mutual promises contained in this Agreement, Employee and Employer agree as follows:

1.Separation of Employment. The parties have agreed that Employee’s final day of employment with Employer is March 31, 2025 (the “Separation Date”). The parties further agree that, except as otherwise provided in this Agreement, all benefits and privileges of Employee terminate as of the close of business on the Separation Date.

2.Payments. In connection with Employee’s separation from employment, Company will continue to pay Employee’s base salary (less applicable tax withholdings) in biweekly installments (or, if different, in accordance with the Company’s payroll practice as in effect from time to time) over the course of 12 months from the Separation Date; and will accelerate Employee’s unvested equity that would vest within the 12 months of the date of Employee’s Separation Date (the “Severance Payment”). For clarity, 200,000 RSUs will accelerate from Employee’s March 1, 2023 award and 187,500 RSUs will accelerate from Employee’s March 1, 2024 award. The Severance Payment will be in the form of the cash severance and acceleration of Angi RSUs provided for in the two preceding sentences are expressly conditioned on the Employee having not revoked this Agreement pursuant to Paragraph 16. The Severance Payment shall be less required deductions, including deductions for applicable state and federal taxes. If Employee timely and properly elects COBRA continuation coverage under the Company group health plan for Employee and Employee’s eligible dependents, Company will reimburse Employee for the cost of such COBRA continuation coverage until the earliest of: (i) the date Employee becomes eligible for coverage under another employer’s health plan; or (ii) twelve months from the Separation Date (the “Separation Benefits”). The Severance Payment and Severance Benefits are provided in exchange for the releases and other promises made by Employee herein. Employee acknowledges that Employee is not entitled to the Severance Payment and Severance Benefits outlined in this Section 2 and that Company has agreed to provide such benefit solely as consideration for Employee’s execution of this Agreement. Employee further acknowledges that the Severance Payment is provided in full satisfaction of any and all obligations to Employee under the terms of the Employment Agreement between Employee and Company dated March 25, 2021 (the “Employment Agreement”). Further, as provided in the Employment Agreement, if Employee obtains other employment during the 12 months after the Separation Date, Employee shall inform the Company of such employment status and any such remaining payments or benefits to be provided to Employee under this Section shall be reduced by the amount of compensation and benefits earned by Executive from such other employment through the end of such period.

3.Confidential Information, Non-Competition and Non-Solicitation. Employee agrees that as a result of Employee’s employment relationship with Employer, Employee has acquired access to or knowledge of confidential information and/or trade secrets, and that such information has economic value, either actual or potential, because such information is not generally known or readily ascertainable

Exhibit 10.18
by proper means by others who can obtain economic value from its disclosure or use. Employee therefore understands and agrees that the Confidential Information, Non-Competition, Non-Solicitation and Proprietary Rights provision that Employee signed as part of Employee’s Employment Agreement shall remain in full force and effect following Employee’s termination of employment with Employer. Employee further agrees that as a result of Employee’s employment relationship with Employer, Employee has acquired access to sensitive customer information that is personal, confidential and may be subject to additional protection under contract, or local, state or federal statutes, rules, or regulations. Employee understands and acknowledges Employee’s obligation to keep such information confidential and agrees that Employee will not use or disclose to third parties any such confidential customer information. Employee understands that notwithstanding the foregoing, nothing in this Agreement prohibits Employee from reporting to any governmental authority information concerning possible violations of law or regulation and that Employee may disclose trade secret information to a government official or to an attorney and use it in certain court proceedings without fear of prosecution or liability provided Employee does so consistent with 18 U.S.C. 1833. This Agreement shall not limit any obligations Employee has under any employee confidentiality agreement, or terms and conditions of employment to which Employee has agreed, or applicable state law.

4.Return of Company Property. Employee acknowledges that prior to the date on which Employee signs this Agreement, Employee has returned all Company property in Employee’s possession, including, but not limited to, any Company credit card (or credit card on which the Company is guarantor), computer, or printer. Employee is entitled to retain his Company laptop computer at no cost, once it has been wiped clean and processed by Company’s information security department. Further, Employee agrees to repay to Employer the amount of any permanent or temporary advances and balance owing on any credit cards of any monies due and owing Employer or for which Employer is a guarantor.

5.Confidentiality and Nondisparagement. An essential and material term of this Agreement shall be that Employee shall keep confidential Employee’s understanding of the nature and existence and terms of this Agreement, negotiations leading to its execution, the fact of its execution, and the conveyance of the consideration to Employee, as well as the fact of and substance of negotiations, discussions, correspondence and other related matters that preceded the execution of this Agreement (collectively “Information”) to the extent permitted by law. Except as expressly allowed under law, Employee agrees that Employee will not, directly or indirectly, in any way publish, reveal, disclose, or communicate to any government agency, person, or entity any of the Information, except Employee’s spouse, or Employee’s legal or tax advisors (who shall agree to be bound to Employee’s non-disclosure obligations before Employee communicates Information to them), without first obtaining the express written consent of Employer. If any Information is sought from Employee pursuant to a valid and binding court order, or if Employee or any representative of Employee is subpoenaed or called as a witness at any deposition or trial in any action, regardless of whether Employee and/or Employer are Parties to said action, in which data, correspondence, communications or other documentation relating to the Information is sought, then Employee shall immediately notify Employer or any successor thereto of the time and place of the proceeding to which Employee or Employee’s representative has been called to testify sufficiently in advance, in which case Employee’s subsequent provision of such testimony shall not be considered a material breach of this Agreement.

Employee agrees to make every reasonable effort to maintain and protect the reputation of Employer and its affiliates and that of their businesses, products, directors, officers, employees, and agents. Employee further agrees that Employee will not disparage Employer and its affiliates or their businesses, products, directors, officers, employees, and agents (or persons representing them in their official capacity) or

Exhibit 10.18
engage in any activities that reasonably could be anticipated to harm their reputation, operations, or relationships with current or prospective customers, suppliers, residents, clients or employees.

6.Full General Release.

a.Employee’s General Release and Waiver of Claims

In consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee, for Employee and on behalf of Employee’s heirs, successors, and assigns hereby irrevocably and unconditionally releases, waives and discharges Employer and its parents, subsidiaries or otherwise affiliated corporations, partnerships or business enterprises, and each of their respective past and former officers, partners, members, employees, agents, insurers, representatives, counsel, shareholders, directors, successors and assigns, (collectively “Released Parties”) from any and all causes of action, claims, charges, demands, losses, damages, wages, compensation, benefits, costs, attorney’s fees and liabilities of any kind, including claims for age discrimination (collectively “Claims”) that Employee may have or claim to have, in any way relating to or arising out of Employee’s employment with Employer through the date of this Agreement, regardless of whether these Claims are known or unknown. This irrevocable and unconditional release includes, but is not limited to, a release from any such matters or claims which Employee or anyone else could have raised on Employee’s behalf arising out of or pursuant to Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et seq.; the Americans with Disabilities Act, 42 U.S.C. 12101, et seq.; the Age Discrimination in Employment Act, 29 U.S.C. 621, et seq.; the Fair Labor Standards Act, 29 U.S.C. '' 201 et seq.; the Employee Retirement Income Security Act, 29 U.S.C.' 1001, et seq.; the Family Medical Leave Act; the Civil Rights Act of 1991; Section 1981 of U.S.C. Title 44; the Fair Credit Reporting Act; the Uniformed Services Employment and Reemployment Rights Act; Genetic Information Nondiscrimination Act of 2008; New York Human Rights Law, N.Y. Stat., Executive Law, Art. 15, Vol. 14, §§ 290-301, et seq., Equal Pay Law, N.Y. Stat. Vol. 20, Labor Law, Art. 6, § 194-198-a, , New York Persons with Disabilities Law, N.Y. Stat., Art. 4-B, Civil Rights Law, Vol. 5, § 47, et seq., New York Equal Rights Law, N.Y. Stat., Vol. 5, Civil Rights, Art. 4, § 40-c –45, et seq., New York Civil Rights Law, N.Y. Stat., Vol. 5, Civil Rights, Art. 7, § 79-e and 79-I, et seq., New York City Human Rights Law, N.Y.C. Admin. Code § 8, et seq., Section 125 of the N.Y Workers’ Compensation Law, N.Y. Workers’ Comp. Law § 125, New York Minimum Wage Act, N.Y. Lab. Law § 663, the New Jersey Law Against Discrimination (NJLAD), the New Jersey Family Leave Act (NJFLA), the New Jersey Conscientious Employee Protection Act (NJCEPA), the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, retaliation claims under the New Jersey Workers' Compensation Law (NJWCL), the New Jersey Equal Pay Act, the New Jersey Civil Union Act, the New Jersey Smoking Law (NJSL), the New Jersey Security and Financial Empowerment Act, the New Jersey Family Leave Insurance provisions of the New Jersey Temporary Disability Benefits Law, the New Jersey Earned Sick Leave Law, and the New Jersey Warn Act; United States Constitution, including  any and all amendments to said statutes  and their respective implementing regulations, any and all amendments to said statutes, or any other federal, state or local employment law, any state contract or tort law, including, but not limited to, claims for infliction of emotional distress, wrongful termination, breach of the covenant of good faith and fair dealing, promissory estoppel or breach of an express or implied promise, misrepresentation or fraud, retaliation, defamation of character, claims for attorney’s fees, or claims for any rights to future employment and benefits with Employer. Employee further understands that this release extends to all claims that Employee has or may have, based on any theory, whether developed or undeveloped, arising from or related to Employee’s employment or the separation of Employee’s employment with Employer, or any other fact or matter occurring prior to Employee’s execution of this Agreement. The Release provision of this Agreement does not apply, however, to any

Exhibit 10.18
vested rights Employee may have under the Employer’s 401(k) Plan or any other Employer employee benefit plan that Employee cannot waive.

b.Nothing in this Agreement limits, prevents, or prohibits Employee from reporting, discussing, or disclosing (orally or in writing) actual or alleged discriminatory, unfair, or illegal conduct (including unlawful employment practices) to others, including but not limited to federal, state, or local officials, authorities or agencies. Further, this general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission or other similar federal or state administrative agencies, although the Employee waives any right to monetary relief related to any filed charge or administrative complaint; and (B) claims that cannot be waived by law, such as claims for unemployment benefit rights and workers' compensation. It is the intent of the parties that this Full General Release shall fully resolve any and all Claims of any nature whatsoever arising out of Employee’s employment with Employer, now or previously existing which Employee may have against the Released Parties, whether presently known or unknown.

7.No Charges Filed By Employee/Subsequent Proceedings Barred. Employee hereby warrants and represents that Employee has not filed or caused to be filed any charge or claim against any Released Party with any administrative agency, court of law, or other tribunal, but this warranty and representation does not prevent Employee from exercising his rights under Section 6 of this Agreement. Employee agrees not to pursue or bring before any federal, state, or other governmental authority or court any claim, complaint, or charge against any of the Released Parties relating to any of the matters released hereby, and Employee further agrees that Employee is not entitled to any remedy or relief if Employee were to pursue any such claim, complaint or charge. Nothing in this Agreement is intended to interfere with Employee’s right to participate in the charge filing or investigative process with the Equal Employment Opportunity Commission or similar local, state, or federal agency. However, Employee covenants and agrees that should any administrative proceeding, charge, lawsuit, or action of any type against Employer be filed by Employee or on his behalf, Employee will not accept any monies therefrom. Employee covenants and agrees that if Employee or Employee’s assigns or successors hereafter commence, join in, or in any manner seek relief through any suit arising out of, based upon, or relating to the released Claims or in any manner assert against Employer any of the released Claims, Employee will indemnify and hold harmless Employer, and including and in addition to any other damages caused to Employer thereby, the payment of attorneys’ fees incurred by Employer in defending or otherwise responding to said suit or claim. Employee also agrees to indemnify, hold harmless, and defend Employer against any and all past or future claims made, if any, with respect to the released Claims.

In addition, Employee understands and agrees that the provisions of the Arbitration Agreement signed by Employee previously shall remain in full force and effect following Employee’s termination of employment with Employer.

8.Compensation and Benefits. Employee affirms that Employee has been paid and received all wages and other compensation, as defined by either federal or state law, to which Employee has been entitled, including but not limited to any and all compensation, reimbursements, bonuses, commissions, overtime, vacation time, paid time off, leave, deferred compensation, or any other form of remuneration to which Employee has been entitled as a result of Employee’s employment with Employer. Except as provided above, Employee has no claim to any compensation or benefits of any

Exhibit 10.18
kind or any other benefit plan available to employees of Employer by virtue of their employment with Employer.

9.Acceptance Period; Right to Rescind and/or Revoke. Employee has been informed that the terms of this Agreement shall be open for acceptance by Employee for a period of at least 21 days after the date set forth above, during which time Employee may consider whether or not to accept this Agreement and seek counsel to advise Employee regarding the same. Employee agrees that changes to this Agreement, whether material or immaterial, will not restart this acceptance period. Employee has the right to revoke this Agreement only insofar as it extends to potential claims under the Age Discrimination in Employment Act by informing Employer of Employee’s intent to revoke this Agreement within seven (7) calendar days following Employee’s execution of it. Employee understands and agrees that this Agreement shall not become effective or enforceable until this 7-day revocation period has expired. Any rescission by Employee must be in writing and hand-delivered to Employer or, if sent by e-mail to the Chief Legal Officer, shannon.shaw@angi.com. Employee agrees that if Employee exercises any right of rescission or revocation, Employer may at its option either nullify this Agreement in its entirety or keep it in effect as to all claims not rescinded or revoked in accordance with the rescission or revocation provisions of this Agreement. In the event Employer opts to nullify the entire Agreement, neither Employee nor Employer will have any rights or obligations whatsoever under this Agreement. Any rescission or revocation, however, does not affect Employee’s separation from employment effective as of the date set forth in Section 1.

10.No Admission. This Agreement is not an admission by the Employer that it has taken any improper actions with respect to Employee in violation of any federal, state, or local law or regulation.

11.No Adequate Remedy. Employee agrees that it is impossible to measure in money all of the damages which will accrue to Employer by reason of Employee’s breach of any of Employee’s obligations under this Agreement. Therefore, if Employer shall institute any action or proceeding to enforce the provisions hereof, Employee hereby waives the claim or defense that Employer has an adequate remedy at law, and Employee shall not raise in any such action or proceeding the claim or defense that Employer has an adequate remedy at law.

12.Cooperation of Employee. Employee covenants and agrees to cooperate fully with the Released Parties concerning any business or legal matter about which Employee had knowledge during Employee’s employment with Employer or any Released Party. Employer will reimburse Employee for reasonable expenses associated with travel, meals, lodging, or other out-of-pocket expenses related to or associated with Employee’s cooperation with the Released Parties concerning any business or legal matter about which Employee had knowledge during Employee’s employment with Employer or any Released Party.

13.Report. During Employee’s employment, Employee understood that if Employee was aware of activity within Company that would violate federal and/or state law, that were discriminatory, or may have violated any policy or procedures, Employee had a duty to report such issues. Employee represents that Employee has no knowledge of any existing violations or suspected violations of any state or federal law or any Company policy. In addition, Employee represents that Employee has notified an officer of Company of any violation of Company policies and procedures in which Employee has any reason to suspect may lead to future violations of law. To the extent Company requests further information after Employee’s last day of employment related to this paragraph, Employee agrees to make himself reasonably available with respect to any follow-up inquiries deemed necessary

Exhibit 10.18

14.Waiver of Jury Trial. The Parties desire to avoid the uncertainty of and the additional time and expense related to a jury trial of any disputes arising hereunder. The parties further hereby irrevocably waive the right to a trial by jury on any claim arising out of or in any way related to this Agreement. Employee and Company acknowledge and agree that this waiver of a jury trial is knowingly, freely, and voluntarily given, is desired by both of them, and is in the best interests of Employee and Company.

15.Enforceable Contract; No Assignment; Entire Agreement. This Agreement shall be governed by the laws of the State of Indiana. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect. This Agreement is personal to Employee and may not be assigned by Employee. Employee agrees that this Agreement executed by Employee contains the entire agreement between the parties with respect to the subject matter hereof and there are no promises, undertakings or understandings outside of this Agreement, except as specifically set forth herein, and this Agreement supersedes all prior or contemporaneous discussions, negotiations and agreements, whether written or oral. Employee’s rights to payments or benefits from Employer are specified exclusively and completely in this Agreement. Any modification of or addition to this Agreement must be in writing, signed by an officer of Employer and Employee.

16.Older Workers Benefit Protection Act. In compliance with the Older Workers Benefit Protection Act, EMPLOYEE hereby acknowledges that:

a.he fully understands this Agreement;
b.this Agreement specifically applies to any rights or claims Employee may have against Company under the Federal Age Discrimination in Employment Act of 1967, as amended;
c.this Agreement does not purport to waive rights or claims that may arise from acts or events occurring after the date that this Agreement is executed by the parties;
d.the consideration provided for in this Agreement and the provisions of this Paragraph are in addition to that to which Employee is already entitled;
e.Employee has been advised to consult with an attorney prior to signing this Agreement;
f.Employee has been given a period of at least twenty-one (21) days within which to consider whether to sign this Agreement;
g.Employee agrees that changes to the terms of this Agreement, whether material or immaterial, will not restart the twenty-one (21) day consideration period;
h.Employee has voluntarily signed this Agreement; and
i.This Agreement shall be revocable for the seven (7) day period following execution of this Agreement by Employee, provided Employee delivers written notice of such revocation via hand-delivery or mail to Shannon Shaw, Chief Legal Officer, at shannon.shaw@angi.com, within the seven (7) day period. Accordingly, this Agreement shall not become effective or enforceable until the eighth (8th) day after Employee executes this Agreement (“Effective Date”). If Employee signs this Agreement prior to the expiration of the twenty-one (21) day period set forth in subparagraph (f), Employee voluntarily acknowledges and agrees to waive the full amount of time provided within which to consider this Agreement.
[Signature pages follows.]

Exhibit 10.18

BY SIGNING THIS AGREEMENT, EMPLOYEE HAS WAIVED ALL CLAIMS AGAINST COMPANY (INCLUDING WITHOUT LIMITATION ITS PREDECESSORS, SUCCESSORS, PARENT, SUBSIDIARIES, AND/OR AFFILIATED CORPORATIONS, AND ITS EMPLOYEES OR OTHER AGENTS), INCLUDING ALL CLAIMS FOR LOST WAGES, BENEFITS, COMPENSATORY DAMAGES, OR PAYMENT OF ATTORNEYS’ FEES. EMPLOYEE CERTIFIES THAT HE IS ENTERING INTO THIS AGREEMENT KNOWINGLY, VOLUNTARILY, AND AFTER HAVING THE OPPORTUNITY TO CONSULT WITH AN ATTORNEY AND AFTER REVIEW OF THIS DOCUMENT IN ITS ENTIRETY.

IN WITNESS WHEREOF, the parties have executed this Agreement by their signatures below.

EMPLOYEE:                        EMPLOYER:
ANGI INC.
a Delaware corporation

                            By:
Name: Kulesh Shanmugasundaram            Name:
                             Title:

Address:

Date:___________________________________